EXHIBIT 99.1


    ASBURY                                                Contact Information:
AUTOMOTIVE GROUP                                                   David Shein
     LOGO                                                    RFBinder Partners
                                                                (212) 994-7514
                                                      david.shein@rfbinder.com


FOR IMMEDIATE RELEASE


 ASBURY AUTOMOTIVE GROUP APPOINTS DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

STAMFORD, CT, May 17, 2002 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the nation's largest automotive retailers, announced today that it has retained Deloitte & Touche, LLP as the Company's new independent public accountants for fiscal year 2002, replacing Arthur Andersen LLP.

The decision to change independent public accountants was based upon the continuing uncertainty regarding Andersen's future and is not a reflection of the commitment or quality of the services provided to the Company by the Andersen team.

"We wish to thank the fine individuals from Andersen who served us well for many years," said Kenneth B. Gilman, Asbury's President and CEO. "However, in light of recent events, Asbury has selected Deloitte & Touche based on their in-depth knowledge of our industry as well as their talented team of professionals. This decision should emphasize the Company's commitment to quality and integrity in its financial statements and should further preserve the confidence of our investors."

Asbury Automotive will file a Form 8-K with the Securities and Exchange Commission detailing the change in independent public accountants.

About Asbury Automotive Group

Asbury Automotive Group, Inc. headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S. Asbury operates through nine geographically concentrated, individually branded "platforms". These platforms operate 91 retail auto stores, encompassing 127 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. The company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.


Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to plans regarding the company's financial position, results of operations and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors and general economic conditions.


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There can be no guarantees the company's plans will be successfully implemented or that they will prove to be commercially successful. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.